UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2006

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor East Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 813-8200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

On March 17, 2006, Greater Bay Bancorp (the “Company”) issued a press release reporting revised fourth quarter and year end 2005 results due to the pay-offs of two loan relationships that occurred after the Company’s earnings announcement on February 1, 2006. The pay-offs constituted subsequent events which provided additional evidence concerning the realizability of these loans as of December 31, 2005. By this amendment to the Form 8-K originally filed on February 1, 2006, the Company hereby amends the information contained in the original Form 8-K and the February 1, 2006 earnings release.

The text of the March 17, 2006 press release is included as Exhibit 99.1 to this report. The information included in the press release is considered to be “filed” under the Securities Exchange Act of 1934.

Final operating results for the year ended December 31, 2005 will be reflected in the Company’s Annual Report on Form 10-K. The Company also announced that it filed a Form 12b-25 with respect to the late filing of its Form 10-K relating to the finalization of its consolidated statements of cash flows and completion of its internal control assessment. The Company intends to file its Form 10-K on or before March 31, 2006.

Item 9.01 Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a) Financial statements of businesses acquired. None

(b) Pro forma financial information. None

(c) Shell company transactions. None

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 17, 2006, deemed “filed” under the Securities Exchange Act of 1934

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater Bay Bancorp
(Registrant)

Date: March 17, 2006	By:	/s/ Linda M. Iannone
Linda M. Iannone Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 17, 2006, deemed “filed” under the Securities Exchange Act of 1934